UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 4, 2024

PennyMac Financial Services, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38727	83-1098934
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3043 Townsgate Road, Westlake Village, California	91361
(Address of principal executive offices)	(Zip Code)

(818) 224-7442

(Registrant’s telephone number, including area code)

Former name or former address, if changed since last report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, $0.0001 par value	PFSI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On September 4, 2024, PennyMac Financial Services, Inc. (the “Company”) and HC Partners LLC entered into the Third Amended and Restated Stockholder Agreement (the “Stockholder Agreement”) to increase the maximum number of directors to serve on the Board from twelve to thirteen. The foregoing description of the Stockholder Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Stockholder Agreement, a copy of which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Election of Directors. On September 4, 2024, the Board of Directors (the “Board”) of the Company increased the authorized number of directors on the Board from twelve to thirteen directors and, in connection with such increase, elected Sunil Chandra to the Board, effective on September 4, 2024. Mr. Chandra will serve until the Company’s next annual meeting of stockholders or until his successor is duly elected and qualified or until his earlier death, resignation or removal. Mr. Chandra will serve on the Nominating and Corporate Governance Committee and the Risk Committee of the Company’s Board.

In consideration for his services as a director of the Company, Mr. Chandra will be entitled to receive compensation on the same terms and in the same amounts as the other independent directors. Accordingly, Mr. Chandra is expected to receive an annual base retainer of $92,500, as well as additional annual committee retainers of $7,750 for serving on the Compensation Committee and $10,000 for serving on the Risk Committee. In connection with his election to the Board, Mr. Chandra will receive a one-time equity grant of $157,500 in restricted stock units under the Company’s 2022 Equity Incentive Plan (with such amount to be prorated based on days of service on the Board during the annual equity award cycle) that vests in full on the first anniversary of the date of grant.

In connection with his election, Mr. Chandra will enter into an indemnification agreement with the Company in the same form that the Company has entered into with its other directors. There are no other arrangements or understandings pursuant to which Mr. Chandra, on the one hand, and any other persons, on the other hand, was selected as a director. Mr. Chandra is not a party to any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K and has no family relationship with any director or executive officer of the Company. A copy of the press release announcing the appointment of Mr. Sunil is attached hereto as Exhibit 99.1.

Departure of Directors or Certain Officers. On September 4, 2024, James K. Hunt and Emily Youssouf each notified the Company that they plan to retire from the Board effective December 31, 2024. Mr. Hunt currently serves on the Company’s Compensation Committee and Nominating and Corporate Governance Committee.  Ms. Youssouf currently serves on the Company’s Audit Committee and Finance Committee. Mr. Hunt and Ms. Youssouf have each served on the Company’s Board since 2013. Neither Mr. Hunt’s nor Ms. Youssouf’s notice to retire was due to any disagreement with the Company on any matter related to the Company’s operations, policies or practices.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In connection with Mr. Chandra’s appointment to the Board, effective September 4, 2024, the Board amended Article II, Section 1 of the Company’s Amended and Restated Bylaws (the “Amendment”) of the Company to increase the maximum number of directors to serve on the Board from twelve to thirteen.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, a copy of which is filed as Exhibit 3.1 hereto and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
3.1	Amendment to the Amended and Restated Bylaws of PennyMac Financial Services, Inc.
10.1	Third Amended and Restated Stockholder Agreement
99.1	Press Release dated September 4, 2024
104*	Cover Page Interactive Data File (embedded within the Inline XBRL document)

* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PENNYMAC FINANCIAL SERVICES, INC.

Date: September 6, 2024	/s/ Daniel S. Perotti
Daniel S. Perotti
Senior Managing Director and Chief Financial Officer